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                          EXHIBIT INDEX


Exhibit No.       Description                     Page
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(b)       Financial Statements

          1      Balance Sheets of National Grid USA   Filed herewith
                 and National Grid USA and Subsidiaries
                 Consolidated, and of Mass. Electric,
                 Nantucket, Narragansett, and Service
                 Company as of December 31, 2000

          2      Statements of Income and Retained     Filed herewith
                 Earnings of National Grid USA and
                 National Grid USA and Subsidiaries
                 Consolidated, and of Mass. Electric,
                 Nantucket, Narragansett, and Service
                 Company for the nine months ended
                 December 31, 2000, on an actual basis